Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 O: 650.493.9300 F: 866.974.7329
February 28, 2024
RingCentral, Inc.
20 Davis Drive
Belmont, California
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to RingCentral, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of 254,731 shares (the “Shares”) of the Company’s Class A Common Stock, $0.0001 par value per share, issued to that certain selling stockholder referred to in the prospectus supplement dated February 28, 2024 (the “Prospectus Supplement”), pursuant to that certain Purchase and Sale Agreement, dated November 8, 2021, by and among the Company, Mitel US Holdings, Inc., and Mitel Networks (International) Limited, as amended, and the Framework Agreement, dated November 8, 2021, by and among the Company, Mitel US Holdings, Inc. and Mitel Networks, Inc., effective as of November 9, 2021, as amended. The Shares have been registered pursuant to a registration statement on Form S-3 (Registration No. 333-277294) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on February 23, 2024.
We are acting as counsel for the Company in connection with the issuance and registration of the Shares. In such capacity, we have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated February 22, 2024, together with the documents incorporated by reference therein, filed with the Registration Statement relating to the offering of each of the Shares (the “Prospectus”); and the Prospectus Supplement in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the registration and resale of the Shares. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (v) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.
On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.
AUSTIN        BEIJING        BOSTON         BOULDER        BRUSSELS        HONG KONG        LONDON        LOS ANGELES        NEW YORK        PALO ALTO
SALT LAKE CITY        SAN DIEGO        SAN FRANCISCO        SEATTLE        SHANGHAI        WASHINGTON, DC        WILMINGTON, DE

RingCentral, Inc.
February 28, 2024

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and the incorporation by reference of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” included in or made a part of the Registration Statement and the Prospectus Supplement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.